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                                                                   Exhibit 10.15

                                                                             (2)

                 TRADE NAME AND SERVICE MARK LICENSE AGREEMENT

         TRADE NAME AND SERVICE MARK LICENSE AGREEMENT ("License Agreement") effective as of November 1, 1995 between ITT CORPORATION, a Delaware corporation, ("ITT Corporation"), and ITT HARTFORD GROUP, INC., a Delaware corporation ("ITT Hartford"), (collectively the "Parties").

                                    RECITALS

         WHEREAS, in order to carry out the Distribution (as hereinafter defined) approved by the Board of Directors and by the shareholders of ITT Corporation whereby the holders of the shares of common stock of ITT Corporation will receive all of the outstanding shares of common stock of ITT Destinations (as hereinafter defined) and all the outstanding shares of common stock of ITT Hartford (as hereinafter defined), it is necessary for these companies to enter into agreements for the continued right and license to use the "ITT" company name, trade name, trademark and service mark;

         WHEREAS, ITT Corporation is the owner of the company and trade name "ITT" and of the trademark and the service mark "ITT", and of all rights worldwide in such name and marks and the goodwill associated therewith;

         WHEREAS, ITT Corporation will assign effective November 2, 1995 this License Agreement to ITT Destinations along with the right, title, and interest in the "ITT" name and marks, and the registrations, registration applications and goodwill associated therewith;

         WHEREAS, ITT Destinations will assign effective immediately prior to the Effective Time (as hereinafter defined) this License Agreement to ITT Sheraton (as hereinafter defined) along with all right, title and interest in the "ITT" name and marks, and the registrations, registration applications and goodwill associated therewith;

         WHEREAS, ITT Hartford and its Subsidiaries (each as hereinafter defined) have expended and will in the future expend time and money in advertising and promoting the ITT name and marks in connection with

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                                                                             (2)

conducting the ITT Hartford Business (as hereinafter defined) for the mutual benefit of the parties hereto;

         WHEREAS, ITT Hartford and its Subsidiaries currently have the right to use and desire to continue to have the right to use after the Distribution Date "ITT" as part of their company names and trade names and as a trademark and service mark in connection with conducting the ITT Hartford Business; and

         WHEREAS, ITT Corporation is willing to formally grant a license to ITT Hartford, with the right to grant certain sublicenses to ITT Hartford Subsidiaries, to continue to use the ITT name and marks in connection with conducting the ITT Hartford Business and otherwise as set forth herein.

         NOW, THEREFORE, in consideration of the mutual agreements, undertakings and covenants herein, the Parties hereby agree as follows:

ARTICLE I. DEFINITIONS

         Section 1.01 General. As used in this License Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         (a) "Distribution Agreement" shall mean the Distribution Agreement to be entered into by ITT Corporation, ITT Destinations, and ITT Hartford relating to the distribution of the shares of ITT Destinations and ITT Hartford to the holders of ITT Corporation Common Stock.

         (b) "Distribution" shall mean the distribution on the Distribution Date to holders of record of shares of ITT Corporation Common Stock as of the Distribution Record Date of (i) the ITT Destinations Common Shares owned by ITT Corporation on the basis of one ITT Destinations Common Share for each outstanding share of ITT Corporation Common Stock and (ii) the ITT Hartford Common Shares owned by ITT Corporation on the basis of one ITT Hartford Common Share for each outstanding share of ITT Corporation Common Stock.

         (c) "Distribution Date" shall mean such date as may hereafter be determined by ITT Corporation's Board of Directors as the date on which the Distribution shall be effected.

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                                                                             (2)

         (d) "Distribution Record Date" shall mean such date as may hereafter be determined by ITT Corporation's Board of Directors as the record date for the Distribution.

         (e) "Effective Time" shall mean 11:59 p.m., New York time, on the Distribution Date.

         (f) "ITT Corporation" shall mean ITT Corporation, a Delaware corporation and its predecessor Maryland corporation up to the Effective Time (to be merged thereafter into ITT Indiana, Inc., an Indiana corporation which will be renamed "ITT Industries, Inc.").

         (g) "ITT Destinations" shall mean ITT Destinations, Inc., a Nevada corporation, to be renamed "ITT Corporation" immediately prior to the Effective Time.

         (h) "ITT Destinations Business" shall mean the principal businesses and operations conducted by ITT Destinations and its Subsidiaries on the Distribution Date, such businesses being the hospitality, entertainment, information and educational services as specifically described in Exhibit A1 annexed hereto and, in addition, shall also mean the Closely Related Businesses described in Exhibit A1, provided that ITT Destinations Business does not include the ITT Industries Business or the ITT Hartford Business.

         (i) "ITT Hartford" shall mean ITT Hartford Group, Inc., a Delaware corporation.

         (j) "ITT Hartford Business" shall mean the principal businesses and operations conducted by ITT Hartford and its Subsidiaries on the Distribution Date, such businesses being the insurance services in the fields of property, casualty, life and reinsurance as specifically described in Exhibit A2 annexed hereto and, in addition, shall also mean the Closely Related Businesses described in Exhibit A2, provided that ITT Hartford Business does not include the ITT Industries Business or the ITT Destinations Business.

         (k) "ITT Hartford Expanded Business" shall mean any businesses not included in the ITT Hartford Business, the ITT Industries Business, or the ITT

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                                                                             (2)

Destinations Business except as specifically precluded by Sections 2.10 and 2.11.

         (l) "ITT Industries" shall mean ITT Industries, Inc., an Indiana corporation and the legal successor after the Distribution to ITT Corporation as defined in Section 1.01(f).

         (m) "ITT Industries Business" shall mean the principal businesses and operations conducted by ITT Industries and its Subsidiaries on the Distribution Date, such businesses being the design, manufacture, sale, and servicing of the automotive products, defense products, electronic component products, fluid handling products and management services for military and space satellite launch facilities as specifically described in Exhibit A3 annexed hereto and, in addition, shall also mean the Closely Related Businesses described in Exhibit A3, provided that ITT Industries Business does not include the ITT Destinations Business or the ITT Hartford Business.

         (n) "ITT Logo" shall mean the worldwide rights to the stylized trademark and service mark shown in Exhibit B annexed hereto together with all registrations thereof and all applications thereof now or hereafter filed or obtained, and the goodwill associated therewith.

         (o) "ITT Marks" shall mean the worldwide rights to (i) the ITT Logo; and (ii) all other trademarks and service marks consisting of the letters "ITT", together with all registrations thereof and all applications thereof now or hereafter filed or obtained, and the goodwill associated therewith.

         (p) "ITT Name" shall mean the worldwide rights to that portion of any company and trade name consisting of the letters "ITT" and the goodwill associated therewith.

         (q) "ITT Sheraton" shall mean ITT Sheraton Corporation, a Delaware corporation.

         (r) "Licensor" shall mean (i) effective as of November 1, 1995, ITT Corporation, (ii) effective as of November 2, 1995, ITT Destinations, and (iii) effective as of immediately prior to the Effective Time and thereafter, ITT Sheraton.

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                                                                             (2)

         (s) "Permitted Manner of Use" shall mean use of the ITT Name and ITT Marks in accordance with all legal requirements and also with Licensor's policy and style standards as currently existing and as may be reasonably amended from time to time by Licensor.

         (t) "Phaseout Period" shall be a period of one and one-half (1-1/2) years from the termination of this License Agreement during which period all use of the ITT Name and ITT Marks by ITT Hartford and/or the ITT Hartford Sublicensees (as hereinafter defined), as the case may be, shall be phased out in accordance with the provisions of this License Agreement.

         (u) "Proxy Statement" shall mean the Proxy Statement sent to the holders of shares of ITT Common Stock in connection with the Distribution, including any amendment or supplement thereto.

         (v) "Subsidiary", with respect to any Party, shall mean any corporation, partnership, joint venture or other entity of which a Party or Licensor, directly or indirectly owns an interest sufficient to elect a majority of the Board of Directors (or persons performing similar functions) (irrespective of whether at the time any other class or classes of ownership interests of such corporation, partnership or other entity shall or might have such voting power upon the occurrence of any contingency). Irrespective of this definition and for purposes of this License Agreement, Madison Square Garden, L.P. and ITT-Dow Jones Television, and their respective Subsidiaries will be deemed Subsidiaries of ITT Destinations, and immediately prior to the Effective Time and thereafter, ITT Destinations and its Subsidiaries will be deemed Subsidiaries of ITT Sheraton.

         (w) "ITT Hartford Sublicensee" shall mean:

             (i) ITT Hartford and any Subsidiary of ITT Hartford in existence as of, or acquired or formed after, the Distribution Date; or

             (ii) any direct or indirect affiliate of ITT Hartford in which ITT Hartford owns at least 40% of such affiliate if the remaining ownership is held by a single third party or at least 25% of such affiliate if the remaining ownership is held by more than one third party and in which ITT Hartford, through its control, can exercise a veto over major decisions of such affiliate;

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                                                                             (2)

provided that the business of any such Subsidiary or affiliate is solely within the field of the ITT Hartford Business and/or the ITT Hartford Expanded Business and that ITT Hartford (or by ITT Hartford Life International, Ltd. or ITT Hartford International, Inc. as provided in Sections 2.01 and 2.02) grants a formal sublicense to such Subsidiary or affiliate pursuant to Section 2.03 hereof.

         (x) "Major Subsidiaries" shall mean the subsidiaries of ITT Hartford set forth in Exhibit D annexed hereto.

         (y) "Change in Control" shall mean any one of the following events:

             (i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "Act") disclosing that any person (within the meaning of Section 13(d) of the Act) other than ITT Hartford or an ITT Hartford Subsidiary or any employee benefit plan sponsored by ITT Hartford or an ITT Hartford Subsidiary is the beneficial owner directly or indirectly of twenty percent (20%) or more of the outstanding Common Stock of ITT Hartford;

             (ii) any person (within the meaning of Section 13(d) of the Act) other than ITT Hartford or an ITT Hartford Subsidiary or any employee benefit plan sponsored by ITT Hartford or an ITT Hartford Subsidiary shall purchase shares pursuant to a tender offer or exchange offer to acquire any Common Stock of ITT Hartford (or securities convertible into such Common Stock), for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Act) directly or indirectly of fifteen percent (15%) or more of the outstanding Stock of ITT Hartford (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Common Stock);

             (iii) the stockholders of ITT Hartford shall approve (a) any consolidation or merger of ITT Hartford in which ITT Hartford is not the continuing or surviving corporation or pursuant to which shares of Common Stock of ITT Hartford would be converted into cash, securities or other property, other than a merger of ITT Hartford in which holders of Common Stock of ITT Hartford immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the

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                                                                             (2)

merger as immediately before, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of ITT Hartford; or

        (iv) there shall have been a change in a majority of the members of the Board of Directors of ITT Hartford within a 12-month period unless the election or nomination for election by ITT Hartford stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who were directors at the beginning of such 12-month period

ARTICLE II. LICENSES

         Section 2.01 GRANT OF LICENSES TO USE THE ITT MARKS. Licensor hereby grants to ITT Hartford, during the term of this License Agreement, a personal, non-assignable (except as otherwise provided in this License Agreement), non-transferable worldwide license to use, with the right to grant sublicenses solely to ITT Hartford Sublicensees as provided for in Section 2.03 hereof to use, the ITT Marks in accordance with the applicable Permitted Manner of Use (i) on an exclusive basis for the ITT Hartford Business and (ii) on a non-exclusive basis for the ITT Hartford Expanded Business. ITT Hartford shall have the right to grant to ITT Hartford International, Inc. and ITT Hartford Life International Ltd. the right to sublicense the ITT Marks, in accordance with the terms and conditions of this Agreement, to non-U.S. Subsidiaries of ITT Hartford. ITT Hartford agrees that it shall assume full responsibility, in accordance with the terms and conditions of this Agreement, with respect to any such sublicenses granted by ITT Hartford International, Inc. and ITT Hartford Life International Ltd. in the event that ITT Hartford International, Inc. and/or ITT Hartford Life International Ltd. as sublicensors or any of their Sublicensees fail to comply with any obligations or responsibilities pursuant to this Agreement.

         Section 2.02 GRANT OF LICENSES TO USE THE ITT NAME. Licensor hereby grants to ITT Hartford, during the term of this License Agreement, a personal, non-assignable (except as otherwise provided in this Agreement), non-transferrable worldwide license to use, with the right to grant sublicenses solely to ITT Hartford Sublicensees as provided for in Section 2.03 hereof to

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                                                                             (2)

use, the ITT Name in their company names and in their trade or popular names in accordance with the Permitted Manner of Use (i) on an exclusive basis for the ITT Hartford Business, and (ii) on a non-exclusive basis for the ITT Hartford Expanded Business. ITT Hartford shall have the right to grant to ITT Hartford International, Inc. and ITT Hartford Life International Ltd. the right to sublicense the ITT Name, in accordance with the terms and conditions of this Agreement, to non-U.S. Subsidiaries of ITT Hartford. ITT Hartford agrees that it shall assume full responsibility, in accordance with the terms and conditions of this Agreement, with respect to any such sublicenses granted by ITT Hartford International, Inc. and ITT Hartford Life International Ltd. in the event that ITT Hartford International, Inc. and/or ITT Hartford Life International Ltd. as sublicensors or any of their Sublicensees fail to comply with any obligations or responsibilities pursuant to this Agreement. Licensor during the term of this Agreement will not use, nor grant a license to any third party to use, those company names in the exact form listed in Exhibit C annexed hereto, subject to all other provisions of this License Agreement. The form of using the ITT Name in the company and trade names as set forth in Exhibit C annexed hereto is hereby approved for purposes of granting the aforementioned sublicenses. The form of using the ITT Name in the company and trade names of an ITT Hartford Sublicensee which is acquired or formed after the Distribution Date shall be subject to Licensor's approval, which approval shall not be unreasonably withheld. The principal basis for withholding such approval would be if the proposed company and/or trade name used in conjunction with the ITT Name would
(i) be objectionable from a legal standpoint, or (ii) likely to create confusion, for example, if the proposed name is descriptive of a field of business of the ITT Destinations Business or the ITT Industries Business or too close to a name used by a business of ITT Industries or ITT Destinations. Any such approved name shall thereafter be deemed to be included in Exhibit C annexed hereto. ITT Hartford and its Subsidiaries shall not have the right to use "ITT Corporation" or any company or trade name substantially identical thereto.

         Section 2.03 SUBLICENSES. Each sublicense granted by ITT Hartford to an ITT Hartford Sublicensee shall: (i) be in writing; (ii) specifically require the ITT Hartford Sublicensee to agree to comply with and observe the terms and conditions of this License Agreement; and (iii) require the Sublicensee to acknowledge its obligations to Licensor by executing an agreement in the form

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                                                                             (2)

annexed hereto as Exhibit E, which shall then be forwarded to Licensor or its designee by ITT Hartford.

         Section 2.04 PROHIBITED USES OF ITT NAME AND ITT MARKS. Neither ITT Hartford, nor any of the ITT Hartford Sublicensees shall use the ITT Name or ITT Marks for any product or service, or with or for any entity, in the ITT Destinations Business or the ITT Industries Business.

         Section 2.05 EXPANSION OF LICENSES. All requests for an expansion of license rights granted under Sections 2.01, 2.02 and 2.05 shall be made by ITT Hartford in writing to Licensor. Licensor may grant or deny such requests in its sole discretion. For purposes of this Section 2.05, expansion of license rights shall mean a right to use the ITT Name and/or the ITT Marks: (i) within the scope of the ITT Hartford Business and/or ITT Hartford Expanded Business by an ITT Hartford Sublicensee after it ceases to be a Subsidiary of ITT Hartford; or
(ii) outside or within the scope of the ITT Hartford Business or ITT Hartford Expanded Business by ITT Hartford or the ITT Hartford Sublicensees if a Change of Control of ITT Hartford occurs. For the purpose of this License Agreement, any expansion of rights granted pursuant to this Section 2.05 shall thereafter be deemed to be within the ITT Hartford Expanded Business and subject to any reasonable limitations imposed by Licensor. Notwithstanding Section 2.05(i), ITT Hartford may extend the rights previously granted to an ITT Hartford Sublicensee under Sections 2.01 or 2.02 for a period of at least one and one-half (1 1/2) years ("Extension Period") after such ITT Hartford Sublicensee ceases to be a Subsidiary of ITT Hartford, provided that such former ITT Hartford Subsidiary will not be an ITT Hartford Sublicensee for purposes of Article VIII of this License Agreement, but shall agree to remain an ITT Hartford Sublicensee pursuant to Section 2.03 hereof for all other purposes, including Section 3.01 hereof, and further provided that any Agreement Disputes (as defined in Section 8.01(a) hereof) may be resolved in any manner deemed appropriate in the sole discretion of Licensor.

         Section 2.06 REDUCTION OF LICENSES. In the event ITT Hartford and/or ITT Hartford Sublicensees shall abandon their use of the ITT Name or one or more of the ITT Marks for all or a portion of the ITT Hartford Business, then the scope of the exclusive rights granted in Sections 2.01, 2.02 and 2.05 with respect to such abandoned ITT Name or ITT Marks shall be reduced by an

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                                                                             (2)

amount equal to the scope of the ITT Hartford Business so abandoned. For purpose of this Section 2.06, abandonment shall mean the failure of ITT Hartford and its sublicensed Major Subsidiaries to use the ITT Name or one or more of the ITT Marks for a period of two (2) years, any such period to commence only after the Distribution Date, except that should ITT Hartford or a new ITT Hartford Sublicensee revive use in the activity previously abandoned, then the reduced exclusive rights shall be expanded commensurate with the scope of the revived use, subject to any intervening licenses or rights granted by or entered into or then being negotiated by Licensor.

         Section 2.07 QUALITY STANDARDS. In view of the status of the Parties immediately prior to the Distribution Date as one company, each Party's intimate knowledge with standards and procedures for assuring consistent quality, Licensor's knowledge of the standards and procedures used in the ITT Hartford Business, the integrity of ITT Hartford Business and its history of trouble-free goods and services, Licensor adopts ITT Hartford Business quality standards and ITT Hartford and the ITT Hartford Sublicensees agree to maintain such standards and procedures to assure the consistent quality of its goods and services. ITT Hartford and the ITT Hartford Sublicensees shall not materially lower such quality standards without the prior written approval of Licensor.

         Section 2.08 INSPECTIONS AND SAMPLES. Should Licensor have reason to believe based on information available to it that the quality standards referred to in Section 2.07 have not been maintained then, at the request of Licensor, ITT Hartford and the ITT Hartford Sublicensees shall permit a knowledgeable independent expert or consultant specifically retained by Licensor to have reasonable access to their premises and personnel during normal working hours and shall furnish or permit inspection of, at Licensor's request and without charge to Licensor or to such expert or consultant, product samples, cartons, containers, packaging, wrapping and service materials bearing or used in connection with the ITT Name and/or the ITT Marks for the purpose of ensuring that ITT Hartford and the ITT Hartford Sublicensees are complying with such quality standards. Any information obtained during such inspection and provided to Licensor shall be limited to that which is necessary to ensure compliance with such quality standards.

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                                                                             (2)

         Section 2.09 ADVERTISING, PACKAGING AND LABELS. ITT Hartford and the ITT Hartford Sublicensees shall furnish, at Licensor's request and without charge, to Licensor or to its authorized designee(s) samples of promotional and advertising material or the like to be used in connection with any products or services offered by ITT Hartford and the ITT Hartford Sublicensees and bearing or used in connection with the ITT Marks.

         Section 2.10 THIRD PARTY RIGHTS. ITT Hartford and the ITT Hartford Sublicensees acknowledge that the rights granted by Licensor under Sections 2.01, 2.02, and 2.05 are subject to all pre-existing third party rights, obligations and restrictions as of the Distribution Date.

         Section 2.11 INTERVENING THIRD PARTY RIGHTS. Notwithstanding
Section 2.01 (ii), Licensor shall be free to grant exclusive rights hereafter to a third party to use the ITT Name and ITT Marks for use with a business within the ITT Hartford Expanded Business, provided that ITT Hartford has not given notice to Licensor prior thereto that it has commenced operations in the identical business. In the event that ITT Hartford gives notice to Licensor that it or an ITT Hartford Sublicensee is operating in a specific business within the ITT Hartford Expanded Business, Licensor shall not thereafter grant any rights to a third party to use the ITT Name or ITT Marks in the identical specific business.

         Section 2.12 RIGHTS TO ENTER BUSINESSES. Nothing in this License Agreement shall preclude ITT Industries, ITT Destinations, ITT Hartford nor any of their respective subsidiaries or affiliates from operating in any business provided neither the ITT Name nor the ITT Marks are used in such business.

ARTICLE III. UNDERTAKINGS

         Section 3.01 INDEMNIFICATION BY ITT HARTFORD. ITT Hartford and the ITT Hartford Sublicensees hereby agree to indemnify and defend Licensor and its Subsidiaries and their respective employees, officers, directors, and agents and shall hold each of them harmless from any and all claims, demands, suits, actions, damages, and judgments brought or obtained by a third party ("Claims"), of whatever type or kind (excluding only such claims or legal action as may arise under Sections 3.02 and 4.02 respectively) arising out of:

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                                                                             (2)

         (a) any use of the ITT Name or the ITT Marks by ITT Hartford or the ITT Hartford Sublicensees, including, without limitation, product liability or personal injury Claims; or

         (b) any breach by ITT Hartford or the ITT Hartford Sublicensees of any of the terms and conditions of this License Agreement;

provided Licensor shall cooperate with, and assist, ITT Hartford with respect to any such Claim by (i) promptly notifying ITT Hartford of any such Claim, (ii) agreeing to be defended by counsel of ITT Hartford's choice and to any reasonable settlement proposed by ITT Hartford, (iii) promptly providing to ITT Hartford any reasonably requested documents in its possession, custody, or control, and (iv) making its personnel familiar with the facts available to ITT Hartford, except that ITT Hartford shall reimburse Licensor for any out-of-pocket travel, lodging, and subsistence expenses necessarily and reasonably incurred by Licensor in effecting such cooperation.

         Section 3.02 INDEMNIFICATION BY LICENSOR. Licensor and its Subsidiaries hereby agree to indemnify and defend ITT Hartford and the ITT Hartford Sublicensees and their respective employees, officers, directors, and agents and shall hold each of them harmless from any and all claims, demands, suits, actions, damages, and judgments brought or obtained by a third party ("Claims"), of whatever type or kind (excluding only such claims or legal action as may arise under Section 3.01 ) arising out of:

         (a) any use of the ITT Name or the ITT Marks by Licensor or its Subsidiaries (excluding ITT Hartford, ITT Industries and their Subsidiaries) including, without limitation, product liability or personal injury Claims; or

         (b) any breach by Licensor or its Subsidiaries of any of the terms and conditions of this License Agreement;

provided ITT Hartford shall cooperate with, and assist, Licensor with respect to any such Claim by (i) promptly notifying Licensor of any such Claim, (ii) agreeing to be defended by counsel of Licensor's choice and to any reasonable settlement proposed by Licensor, (iii) promptly providing to Licensor any reasonably requested documents in its possession, custody, or control, and (iv)

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                                                                             (2)

making its personnel familiar with the facts available to Licensor, except that Licensor shall reimburse ITT Hartford for any out-of-pocket travel, lodging, and subsistence expenses necessarily and reasonably incurred by ITT Hartford in effecting such cooperation and assistance.

         Section 3.03 DEFENSE OF INFRINGEMENT CLAIMS. Licensor further agrees to defend ITT Hartford and/or any ITT Hartford Sublicensee to the extent that any and all demands, suits, or actions ("Claims") solely arise out of an assertion or claim that the use of the ITT Name or ITT Marks by ITT Hartford or the ITT Hartford Sublicensees pursuant to the terms of this License Agreement infringes the trade names or trademarks of a third party, provided, ITT Hartford shall cooperate with, and assist, Licensor with respect to any such Claim by (i) promptly notifying Licensor of any such Claim, (ii) agreeing to be defended by counsel of Licensor's choice and to any reasonable settlement proposed by Licensor, except that if a third party should institute a legal action against ITT Hartford and/or an ITT Hartford Sublicensee involving their alleged infringement of a third party mark based on their use of an ITT Mark in the ITT Hartford Business then choice of counsel and the control of the legal action shall be mutual between ITT Hartford and Licensor, (iii) promptly providing to Licensor any reasonably requested documents in its possession, custody, or control, and (iv) making its personnel familiar with the facts available to Licensor. The costs associated with any such defense shall be borne equally by Licensor and ITT Hartford.

         Section 3.04 PHASE-OUT. Licensor agrees not to grant a license during the Phaseout Period to any third party after any termination of this License Agreement to use the ITT Name or the ITT Marks in the field of activity of the ITT Hartford Business, except in the case of an abandonment as specified in the last sentence of Section 2.06 herein.

         Section 3.05 ABSENCE OF ITT HARTFORD INTEREST IN ITT MARKS. ITT Hartford and the ITT Hartford Sublicensees agree that nothing herein shall give ITT Hartford or the ITT Hartford Sublicensees any right, title or interest in the ITT Name or the ITT Marks apart from the rights to use, and to sublicense the use, granted or to be granted hereunder, and to retain any remuneration resulting therefrom, all such right, title and interest, including but not limited to rights of registration, maintenance and enforcement, being solely with Licensor.

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                                                                             (2)

The ITT Name and the ITT Marks are the sole property of Licensor, and any and all uses by ITT Hartford of the ITT Name or of the ITT Marks shall inure to the benefit of Licensor. In no event shall such use be deemed or construed to have created or vested any right, title or interest whatever in and to ITT Hartford. To the extent that any jurisdiction shall find for any reason as a matter of law or otherwise that such use has vested in ITT Hartford or its Subsidiaries any right, title or interest in or to the ITT Name or the ITT Marks, ITT Hartford and its Subsidiaries, upon the request of Licensor, shall execute and deliver to Licensor, without charge, appropriate assignments to vest such rights, title and interest in Licensor.

         Section 3.06 ITT NAME AND ITT MARKS NOT CONTESTED. ITT Hartford and its Subsidiaries agree not to raise or cause to be raised any questions concerning or objections to the validity of the ITT Name or the ITT Marks in any jurisdiction, or to any registrations thereof or applications therefor, or to the sole proprietary rights of Licensor thereto, on any grounds whatsoever.

         Section 3.07 FILING, REGISTRATION OR USE OF NAMES, TRADEMARKS AND SERVICE MARKS. ITT Hartford and its Subsidiaries agree not to:

         (a) file, apply to register or register the ITT Name or the ITT Marks, alone or in combination with any other word or device or symbol or any name, mark, term, script or device colorably similar thereto, except if, as, when, and to the extent as may be expressly consented to in writing in advance by Licensor in specific instances;

         (b) use the ITT Name or the ITT Marks in conjunction or in combination with any other name, mark, term, script or device whatever, except as specifically set forth in Article II, or if, as and to the extent approved in writing in advance by Licensor; and

         (c) use the ITT Name or the ITT Marks in any jurisdiction, or any name, mark, term, script or device colorably similar thereto, except as specifically permitted under this License Agreement.

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                                                                             (2)

         At the request of ITT Hartford, Licensor shall file registration applications and maintain any such applications and registrations issued thereon for the ITT Name and ITT Marks for activities within the ITT Hartford Business or the ITT Hartford Expanded Business. Any expenses incurred by Licensor in connection with registering or maintaining registrations of the ITT Name or the ITT Marks for the ITT Hartford Business or for or on behalf of ITT Hartford and/or the ITT Hartford Sublicensees for the ITT Hartford Expanded Business, and expenses incurred in connection with proving or establishing use for the purpose of trade name or trademark registration or maintenance of the ITT Name or ITT Marks for the ITT Hartford Business or the ITT Hartford Expanded Business, shall be reimbursed by ITT Hartford.

         Section 3.08 INJUNCTIVE RELIEF UPON TERMINATION. ITT Hartford and its Subsidiaries agree that should ITT Hartford and/or its Subsidiaries upon any termination in whole or in part of this License Agreement, fail to cease use of the ITT Name and the ITT Marks, as appropriate, in accordance with the provisions of Article VI hereof, such failure will result in immediate and irreparable injury to Licensor and, in addition to any provable damages and the right to the costs and expenses of any litigation, Licensor shall be entitled to equitable relief by way of temporary and permanent restraining orders and injunctions and such other further relief as any court with jurisdiction may deem just and proper without the necessity of posting a bond.

         Section 3.09 OTHER LICENSOR LICENSES. Subject to Section 2.11 and to the exact form of company names set forth in Exhibit C hereto, nothing in this License Agreement shall be construed to limit the right of Licensor to use, or to grant a license to any entity or person to use, the ITT Name or the ITT Marks anywhere for any products or services, or in connection with any activities outside the ITT Hartford Business even if such entity or person competes with ITT Hartford or the ITT Hartford Sublicensees, or its products or services are shipped, sold or offered in the same channels of trade as those of ITT Hartford or the ITT Hartford Sublicensees.

         Section 3.10 EXECUTION OF DOCUMENTS. At Licensor's request, ITT Hartford and the ITT Hartford Sublicensees agree to assist Licensor in the procurement or maintenance of any filings or registrations for the ITT Name or

                                                                             (2)

ITT Marks in any jurisdiction by providing any information available from ITT Hartford and the ITT Hartford Sublicensees and executing any documents necessary therefor. The rights granted or to be granted hereunder to ITT Hartford or the ITT Hartford Sublicensees shall be recorded in any jurisdiction where such recordation is required by statute or in the sole discretion of Licensor is advisable, and ITT Hartford and the ITT Hartford Sublicensees shall extend to Licensor its full cooperation in filing and completing any such recordation.

ARTICLE IV. INFRINGEMENT BY THIRD PARTIES

         Section 4.01 INFRINGEMENT BY THIRD PARTIES. Upon discovery by ITT Hartford or by an ITT Hartford Sublicensee, ITT Hartford shall notify Licensor of any adverse uses confusingly similar or otherwise damaging to the ITT Name and/or ITT Marks, but shall take no other action of any kind with respect thereto except by the express prior written authorization of Licensor. The determination of whether or not legal action shall be taken in any case shall lie exclusively with and at the sole discretion of Licensor, except that if such adverse use is in the same field of activity as the ITT Hartford Business, ITT Hartford may, by such notice, require that Licensor institute and reasonably pursue legal action.

         Section 4.02 COSTS OF LEGAL ACTION. In the event that Licensor is required to institute legal action pursuant to the notice under Section 4.01, the costs of any such legal action shall be borne by ITT Hartford. In the event that Licensor decides to institute legal action and such confusingly similar or otherwise damaging use is within the field of activity of the ITT Hartford Business or the ITT Hartford Expanded Business the cost of any such legal action shall be shared equally by ITT Hartford and Licensor. In all such circumstances, Licensor may bring suit in its own name and in the name of ITT Hartford or the ITT Hartford Sublicensees, with choice of counsel and control of the legal action by Licensor in close coordination and consultation with ITT Hartford. All other legal actions for third party infringements instituted by Licensor shall be at the expense and under the control of Licensor. ITT Hartford and ITT Hartford Sublicensees shall cooperate with and assist Licensor in any such suit by promptly providing any reasonably requested documents in their

                                                                             (2)

possession, custody or control, and by making their personnel familiar with the facts available to Licensor and otherwise, without charge.

         Section 4.03 RESOLUTION OF LEGAL ACTION. In the event that threatened or actual legal action by Licensor results in a settlement or resolution that provides damages or other monies to Licensor and/or ITT Hartford and the ITT Hartford Sublicensees, such monies shall first be used to reimburse the Parties for their respective costs of such legal action. Any remaining damages or other monies after reimbursement of the aforesaid costs shall be retained by Licensor, except that any remaining damages assessed as lost profits of ITT Hartford or any ITT Hartford Sublicensee shall be paid to ITT Hartford and any remaining damages assessed as royalties shall be shared equally by ITT Hartford and Licensor.

ARTICLE V. TERMINATION

         Section 5.01 CHANGE OF CONTROL. In the event that there is a Change of Control of ITT Hartford without the prior written consent of Licensor pursuant to Section 2.05 hereof, then this License Agreement may be terminated by Licensor. In the event ITT Hartford gives notice to Licensor of a Change of Control and Licensor does not object to such Change of Control within forty-five
(45) days of receipt of such notice, then it shall be deemed that Licensor shall have granted an expansion of the license pursuant to Section 2.05(ii) hereof.

ARTICLE VI. TERM AND EFFECT OF TERMINATION

         Section 6.01 LICENSE TERM. This License Agreement shall continue unless sooner terminated pursuant to other provisions hereof, until ITT Hartford gives written notice of an intent to terminate this License Agreement effective six
(6) months thereafter.

         Section 6.02 EFFECT OF TERMINATION. Upon the termination of this License Agreement, except in the case of termination for abandonment pursuant to
Section 2.06, ITT Hartford and the ITT Hartford Sublicensees during the Phaseout Period shall phase out all use of the ITT Name and the ITT

                                                                             (2)

Marks. By the end of the Phaseout Period ITT Hartford and the ITT Hartford Sublicensees shall fully discontinue all use of the ITT Marks and the ITT Name.

         Following termination of this License Agreement, ITT Hartford and the ITT Hartford Sublicensees shall:

          (i) continue, without any time limitation, to indemnify and hold harmless Licensor (including subsidiaries, affiliates, officers, directors, agents or anyone connected with it in any way) pursuant to Section 3.01 hereof; and

          (ii) within thirty (30) days thereafter, account to Licensor and make any such compensation payments as may be due or called for under Section 4.02 herein up to and including the effective date of termination of this License Agreement.

         Licensor and its Subsidiaries shall continue, for a period of two (2) years, to indemnify and hold harmless ITT Hartford and ITT Hartford Sublicensees (including subsidiaries, affiliates, employees, officers, directors, or agents) pursuant to Section 3.02 hereof.

ARTICLE VII. REPRESENTATIONS AND WARRANTIES

         Section 7.01 ABSENCE OF OTHER WARRANTIES AND REPRESENTATIONS. Other than as specifically set forth herein, neither Party, nor any of their Subsidiaries makes any representations or warranties including, without limitation, any statement with respect to the validity, enforceability or coverage of the ITT Name and ITT Marks, with or without respect to the ITT Hartford Business or the ITT Hartford Expanded Business.

ARTICLE VIII. DISPUTE RESOLUTION

         Section 8.01 DISPUTES. The general counsels of the relevant parties shall negotiate in good faith for a reasonable period of time to settle any:

                                                                             (2)

         (a) dispute or claim arising out of, in connection with, or in relation to the interpretation, performance, non-performance or validity of this License Agreement or otherwise arising out of, or in any way related to this License Agreement, including, without limitation, any claim based on contract, tort, statute or constitution (collectively, "Agreement Disputes"): or

         (b) any breach of any provision of this License Agreement by ITT Hartford or ITT Hartford Sublicensees, other than a Change of Control as set forth in Section 5.01 or by Licensor, provided the breach has not been cured within ninety (90) days after receipt of notice of such breach ("Uncured Breach").

         Section 8.02 ARBITRATION. If after such reasonable period such general counsel are unable to settle such Agreement Dispute or Uncured Breach (and in any event after 60 days have elapsed from the time the relevant parties began such negotiations), such Agreement Dispute or Uncured Breach shall be determined, at the request of any relevant party, by arbitration conducted in New York City, before and in accordance with the then-existing Rules for Commercial Arbitration of the American Arbitration Association (the "Rules"), and any judgment or award rendered by the arbitrator shall be final, binding and nonappealable (except upon grounds specified in 9 U.S C. Section 10(a) as in effect on the date hereof), and judgment may be entered by any state or Federal court having jurisdiction thereof in accordance with Section 9.14 hereof. Unless the arbitrator otherwise determines, the pre-trial discovery of the then existing Federal Rules of Civil Procedure and the then-existing Rules 46 and 47 of the Civil Rules for the United States District Court for the Southern District of New York shall apply to any arbitration hereunder. Any controversy concerning whether an Agreement Dispute or an Uncured Breach is an arbitrable Agreement Dispute, whether arbitration has been waived, whether an assignee of this License Agreement is bound to arbitrate, or as to the interpretation of enforceability of this Article shall be determined by the arbitrator. The arbitrator shall be a retired or former judge of any United States District Court or Court of Appeals or such other qualified person as the relevant parties may agree to designate, provided such individual has had substantial professional experience with regard to settling sophisticated commercial disputes. The Parties intend that the provisions to arbitrate set forth herein be valid, enforceable and irrevocable. The designation of a situs or a governing law for this License Agreement or the arbitration shall not be deemed an election to preclude application of the Federal Arbitration Act, if it would be applicable. In his award

                                                                             (2)

the arbitrator shall allocate, in his discretion, among the Parties to the arbitration all costs of the arbitration, including, without limitation, the fees and expenses of the arbitrator and reasonable attorneys' fees, costs and expert witness expenses of the Parties. The undersigned agree to comply with any award made in any such arbitration proceedings that has become final in accordance with the Rules and agree to the entry of a judgment in any jurisdiction upon any award rendered in such proceedings becoming final under the Rules. The arbitrator shall be entitled, if appropriate, to award any remedy in such proceedings, including, without limitation, monetary damages, specific performance and all other forms of legal and equitable relief; provided, however, the arbitrator shall not be entitled to award punitive damages.

         Section 8.03 INJUNCTIONS. In the event the Arbitrator should find that ITT Hartford or the ITT Hartford Sublicensees or Licensor have breached this License Agreement, then the Arbitrator may order specific performance of the provisions so breached. Should ITT Hartford or the ITT Hartford Sublicensees or Licensor not so specifically perform, then the Parties recognize that the damage caused thereby to either party would be irreparable and not adequately compensable by monetary damages, and that either Party may immediately seek and be entitled to an injunction by a Federal Court having jurisdiction thereof, without the requirement of posting a bond or other security.

ARTICLE IX. MISCELLANEOUS

         Section 9.01 COMPLETE AGREEMENT: CONSTRUCTION. This License Agreement, including the Exhibits, together with the Distribution Agreement, and the other Ancillary Agreements (as defined in the Distribution Agreement) shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. Notwithstanding any other provisions in this License Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this License Agreement as it relates to the ITT Name and ITT Marks, and the provisions of the Distribution Agreement or the IP Agreement, this License Agreement shall control.

         SECTION 9.02 COUNTERPARTS. This License Agreement may be executed in one or more counterparts, all of which shall be considered one and the same

                                                                             (2)

agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other party.

         Section 9.03 SURVIVAL OF AGREEMENT. Except as otherwise contemplated by this License Agreement, all covenants and agreements of the Parties contained in this License Agreement shall survive the Distribution Date.

         Section 9.04 NOTICES. All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the Parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

                        To Licensor:

                        ITT Corporation
                        1330 Avenue of the Americas
                        New York, NY 10019

                        Attn: General Counsel

                        To ITT Hartford, Inc.:

                        Hartford Plaza
                        Hartford, CT 06115

                        Attn: Senior Vice President and
                              General Counsel

         Section 9.05 WAIVERS. The failure of either Party to require strict performance by the other Party of any provision in this License Agreement will not waive or diminish that Party's right to demand strict performance thereafter of that or any other provision hereof.

         SECTION 9.06 AMENDMENTS. This License Agreement may not be modified or amended except by an agreement in writing signed by the Parties.

                                                                             (2)

         Section 9.07 ASSIGNMENT. This License Agreement shall not be assignable, in whole or in part, directly or indirectly, by ITT Hartford without the prior written consent of Licensor, and any attempt to assign any rights or obligations arising under this License Agreement without such consent shall be void. This License Agreement may be assigned by Licensor to ITT Destinations or any other company which hereafter owns the ITT Marks and ITT Name.

         Section 9.08 SUCCESSORS AND ASSIGNS. The provisions of this License Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

         Section 9.09 TERMINATION. This License Agreement may be terminated at any time prior to the Distribution by and in the sole discretion of Licensor without the approval of ITT Hartford or the shareholders of Licensor. In the event of such termination, no party shall have any liability of any kind to any other party.

         Section 9.10 SUBSIDIARIES. ITT Hartford hereby guarantees the performance of the ITT Hartford Sublicensees under the terms and conditions of this License Agreement.

         Section 9.11 THIRD PARTY BENEFICIARIES. This License Agreement is solely for the benefit of the Parties hereto and the ITT Hartford Sublicensees and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this License Agreement.

         Section 9.12 TITLE AND HEADINGS. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         Section 9.13 GOVERNING LAW. This License Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in that State.

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                                                                             (2)

         Section 9.14 CONSENT TO JURISDICTION. Without limiting the provisions of Article VIII hereof each of the Parties irrevocably submits to the jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this agreement or any transaction contemplated hereby. Each of the Parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the Parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 9.14. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this License Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in any inconvenient forum.

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                                                                             (2)

         IN WITNESS WHEREOF, the Parties have caused this License Agreement to be duly executed as of the day and year first above written.

                                  ITT CORPORATION

                                  By /s/ Richard s. Ward
                                    -------------------------------------------
                                  Name:  Richard S. Ward
                                  Title: Executive Vice President and
                                         General Counsel

                                  ITT HARTFORD GROUP, INC.

                                  By /s/ James J. Westervelt
                                    -------------------------------------------
                                  Name: James J. Westervelt
                                  Title: Vice President and Assistant Controller